Exhibit 107

Calculation of Filing Fee Table

Form F-3
(Form Type)

Chemomab Therapeutics Ltd.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title(1)(2)	Fee Calculation Rule	Amount Registered		Proposed Maximum Offering Price Per Share(5)		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Ordinary shares, no par value, as represented by American Depositary Shares	457(c)	8,097,167	(3)	$1.18	(4)	$9,554,657	$0.0001476	$1,410
Total Offering Amount			8,097,167				$9,554,657		$1,410
Total Fees Previously Paid									—
Total Fee Offsets
Net Fee Due									$1,410

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the Registrant is also registering hereunder an indeterminate number of additional ordinary shares, no par value per share (“Ordinary Shares”) that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.

(2)
Ordinary Shares may be represented by American Depositary Shares (“ADSs”), each of which represents twenty (20) ordinary shares of Chemomab Therapeutics Ltd. (the “Registrant”). ADSs issuable upon deposit of the Ordinary Shares registered hereby have been registered pursuant to a separate registration statement on Form F-6 (File No. 333-229522).

(3)
These shares consist of up to 161,943,340 Ordinary Shares (equivalent of 8,097,167 ADSs), consisting of (i) 4,148,867 ADSs and (ii) 3,948,300 ADSs issuable upon the exercise of pre-funded warrants. All 8,097,167 ADSs are to be offered for resale by the selling shareholders named in the prospectus contained in this Registration Statement on Form F-3.

(4)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended, based on the average of the equivalent high and low sales prices of the ADSs on the Nasdaq Capital Market on August 19, 2024.

(5)	The Registrant will not receive any proceeds from the sale of its ADSs by the selling shareholders.